                                                                    Exhibit 99.2
[TECO Energy Logo]





FOR IMMEDIATE RELEASE



CONTACT:                  Laura Plumb
                          Work: 813.228.1572
                          Home:  813.259.9919
                          E-mail: ldplumb@tecoenergy.com


TECO ENERGY ANNOUNCES DIVIDEND INCREASE

TAMPA, FLA., APRIL 18, 2001 - TECO Energy's quarterly dividend will increase from 33.5 cents per share to 34.5 cents per share, the company announced today.

This increase brings TECO Energy's annual dividend rate to $1.38 per share, a 4-cent increase. The dividend is payable May 15 to shareholders of record as of May 1.

TECO Energy (NYSE:TE) is a diversified, energy-related holding company headquartered in Tampa. Its principal businesses are Tampa Electric, Peoples Gas, TECO Power Services, TECO Transport, TECO Coal, TECO Coalbed Methane, TECO Propane Ventures and TECO Solutions.